UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 23, 2014 (October 23, 2014)

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2014, Asbury Automotive Group, Inc. ("Asbury" or the "Company"), announced that David W. Hult, age 48, has been appointed by the Company’s Board to serve as Executive Vice President and Chief Operating Officer for the Company, effective November 3, 2014. Mr. Hult joins the Company from RLJ McLarty Landers Automotive Holdings, LLC, an automotive retailer, where he served as Chief Operating Officer from January 2013 to October 2014. Prior to that, Mr. Hult was the Chief Operating Officer for McLarty Wellspring Capital from July 2012 to January 2013. Mr. Hult also served as Vice President of Fixed Operations and Marketing for Group 1 Automotive, Inc., a large automotive retailer, from July 2011 to July 2012, and as Vice President for Group 1’s East Region from 2006 to 2011.

The Board appointed Mr. Hult in connection with the Company’s previously announced succession planning relating to the Company’s chief operating officer role. On April 21, 2014, Michael J. Kearney, the Company’s current Executive Vice President and former Chief Operating Officer, announced his intention to retire from all positions with the Company on March 31, 2015 (the “Retirement Date”). Mr. Kearney resigned from the position of Chief Operating Officer effective upon Mr. Hult’s appointment, but has agreed to remain in the employ of the Company in the capacity of Executive Vice President through the Retirement Date.

Mr. Hult has entered into an Employment Agreement with the Company in connection with his appointment (the “Employment Agreement”). Pursuant to the terms thereof, Mr. Hult will be entitled to receive an annual base salary of $700,000.00 and a one-time signing bonus in lieu of any relocation benefits in the net amount of $100,000.00. The Company will also grant Mr. Hult a one-time award of restricted shares valued at $500,000 upon the commencement of his employment. The shares will vest ratably over 3 years. Mr. Hult will also become eligible for a target annual cash bonus under the Company's annual cash incentive plan equal to 75% of his base salary. Any payout to Mr. Hult under the Company's annual cash incentive plan will be based on the achievement of certain Company objectives established by the Compensation and Human Resources Committee. Subject to approval by the Compensation and Human Resources Committee, Mr. Hult will also be eligible to receive an annual equity award during the Company's normal and customary equity grant cycle.

Mr. Hult will enter into the Company's standard indemnification agreement. The indemnification agreement will be identical in all material respects to the Company's form of Indemnification Agreement, filed with the SEC on April 30, 2010 as Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to such Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release issued by the Company announcing the executive succession is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits
Section 9.01. Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Asbury Automotive Group, Inc. and David W. Hult, dated as of October 23, 2014.

99.1	Press Release dated October 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: October 23, 2014	By:	/s/ George A. Villasana
	Name:	George A. Villasana
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Asbury Automotive Group, Inc. and David W. Hult, dated as of October 23, 2014.

99.1	Press Release dated October 23, 2014.